As filed, via EDGAR, with the Securities and Exchange Commission on January 13, 1999.
                                                               File No.:________
                                                              ICA No.: _________

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

   Filed by the registrant |_|
   Filed by a party other than the registrant |X|
      Check the appropriate box:
|X|   Preliminary proxy statement          |_|   Confidential, for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
|_|   Definitive proxy statement
|_|   Definitive additional materials
|_|   Soliciting material pursuant to
      Rule 14a-11(c) or Rule 14a-12

                          ATLANTIC PHARMACEUTICALS, INC.
                (Name of Registrant as Specified in Its Charter)

             STEVE H. KANZER, A. JOSEPH RUDICK AND FREDERIC P. ZOTOS
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

      |X| No fee required.
      |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

           (1) Title of each class of securities to which  transaction  applies:
           (2) Aggregate number of securities to which transaction applies:
           (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
           (4) Proposed  maximum  aggregate value of transaction:
           (5) Total fee paid:

      |_|  Fee paid previously with preliminary materials.

      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1) Amount previously paid:
           (2) Form, schedule or registration statement no.:
           (3) Filing party:
           (4) Date filed:

PRELIMINARY COPY --
SUBJECT TO COMPLETION

                                CONSENT STATEMENT
                                       OF
             STEVE H. KANZER, A. JOSEPH RUDICK AND FREDERIC P. ZOTOS
                                       FOR
                          ATLANTIC PHARMACEUTICALS, INC.


        This Consent Solicitation Statement (this "Consent Statement") and the accompanying form of written consent are furnished by Steve H. Kanzer, C.P.A., Esq., A. Joseph Rudick, M.D., and Frederic P. Zotos, Esq. (collectively, the "Solicitors") in connection with their solicitation of written consents from the holders of common stock, par value $0.001 per share (the "Common Stock"), and Series A Convertible Preferred Stock, par value $0.001 per share (the "Preferred Stock"; together with the Common Stock, the "Stock"), of Atlantic
Pharmaceuticals, Inc., a Delaware corporation (the "Company"), to take the following actions without a meeting of the Company's stockholders, as permitted by the Delaware General Corporation Law (the "DGCL"):

1. Remove (i) all current members of the Company's Board of Directors (the "Board of Directors") other than Steve H. Kanzer and Yuichi Iwaki, and
        (ii) any other person or persons (other than the persons elected pursuant to this consent) elected or appointed to the Board of Directors prior to the effective time of this stockholder action in addition to or in lieu of any of such current members (including any persons elected or appointed in lieu of Steve H. Kanzer and Yuichi Iwaki) to fill any newly-created directorship or vacancy on the Board of Directors or otherwise (the "Director Removal Proposal").

2. Elect A. Joseph Rudick and Frederic P. Zotos (collectively, the "Nominees") as directors of the Company to serve until their respective successors are duly elected and qualified (the "Director Election Proposal").

3. Amend Section 3.02 of the By-Laws of the Company (the "By-Laws") to set at five the number of members of the Board of Directors (the "Board Size Proposal").

4. Repeal any By-Laws adopted by the Board of Directors subsequent to January 12, 1999, and prior to the effectiveness of the Proposals (as defined below), other than the amendment to the By-Laws contemplated by this Consent Statement (the "By-Laws Proposal"; collectively with the Director Removal Proposal, the Director Election Proposal, and the Board Size Proposal, the "Proposals").

        Stockholders of the Company are being asked to express their consent to the Proposals by MARKING, SIGNING, DATING, and MAILING the enclosed consent form and returning it promptly in accordance with the instructions set forth below.

        The Solicitors RECOMMEND THAT YOU CONSENT TO EACH OF THE PROPOSALS. This Consent Statement and the enclosed consent form are first being furnished to the Company's stockholders on or about January 13, 1999.

                          SUMMARY OF CONSENT PROCEDURE

        The Proposals will become effective on the date when the written consents of holders of a majority of the shares of Stock outstanding on the record date as determined in accordance with Delaware law (the "Record Date") are delivered to the Company, so long as each of those consents is delivered to the Company within 60 days of the earliest dated consent delivered to the Company. Section 213(b) of the DGCL provides that a corporation's board of directors may fix a record date for a consent solicitation, but that the date selected may not be more than ten days after the date upon which the resolution fixing the record date is adopted by the board. Section 213(b) also provides that if the board does not fix a record date, the record date will be the first date on which a signed written consent is delivered to the corporation. Steve H. Kanzer delivered a signed written consent to the Company on January 13, 1999. Accordingly, the Solicitors believe that the Record Date will be January 13, 1999, the date Steve H. Kanzer's written consent was received by the Company.

        To the Solicitors' knowledge, there were at the close of business on the Record Date approximately 4,512,500 shares of Common Stock and 632,468 shares of Preferred Stock outstanding and entitled to vote. Each holder of Common Stock is entitled to one vote for each share of Common Stock held by it as of the Record Date. Each holder of Preferred Stock is entitled to one vote for each share of Common Stock into which a share of Preferred Stock was convertible as of the Record Date. As of the record date, the solicitors believe each share of Preferred Stock is convertible into 3.267 shares of Common Stock. Consequently, the Preferred Stock was as of the Record Date entitled to an aggregate of 2,066,273 votes. The total voting power represented by the Common Stock and the Preferred Stock as of the Record Date is 6,578,773, which 3,289,387 votes constituting the majority required for adoption of the Proposals. Stockholders may not cumulate votes.

        As of the Record Date, Steve H. Kanzer owned 121 shares of Common Stock, and options exercisable within 60 days for 4,000 shares of Common Stock, representing in the aggregate less than 1% of the voting power of the outstanding Stock as of the Record Date. As of the Record Date, A. Joseph Rudick and Frederic P. Zotos held no shares of Stock.

        THE SOLICITORS RECOMMEND THAT YOU CONSENT TO EACH OF THE PROPOSALS. YOUR CONSENT IS IMPORTANT. PLEASE MARK, SIGN, AND DATE THE ENCLOSED CONSENT FORM AND RETURN IT PROMPTLY. FAILURE TO SIGN AND RETURN YOUR CONSENT WILL HAVE THE SAME EFFECT AS VOTING AGAINST THE PROPOSALS.

        If your shares are held in your name, please mark, sign, date and mail the enclosed consent form to A. Joseph Rudick at the address provided below in the postage-paid envelope provided. If your shares are held in the name of a brokerage firm, bank nominee or other institution, you should contact the person responsible for your account and give instructions for the consent form representing your shares to be marked, dated, signed and mailed. Only that institution can execute a consent form with respect to your shares held in the name of that institution and only upon receipt of specific instructions from you. The Solicitors urge you to confirm in writing your instructions to the person responsible for your account and to provide a copy of those instructions to A. Joseph Rudick at the address set forth below so that the Solicitors are aware of all instructions given and can attempt to ensure that those instructions are followed.

        Please return your completed consent form (or institution instructions), and direct any questions, to A. Joseph Rudick at the following coordinates:

                             A. Joseph Rudick, M.D.
                                  150 Broadway
                                   Suite 1100
                               New York, NY 10038
                            Telephone: (212) 227-4714

                      REASONS FOR THE CONSENT SOLICITATION

        The principal objective of the Consent Solicitation is to cause the election of directors who will place a greater emphasis on the enhancement of stockholder value and pursue strategic alternatives. The Solicitors firmly believe that the stock performance and market valuation of public biotechnology companies in 1998 demonstrates a fundamental change in the U.S. biotechnology industry, with the market placing a greater emphasis on size, visibility, enhanced investment liquidity and nearer-term product and profit potential. The Solicitors feel strongly that the Company must adapt to this new environment by seeking a business combination with one or more other entities, by acquiring additional new proprietary medical technologies having near-term profit potential, or both.

        A business combination would potentially reduce the selling, general, and administrative expenses of the Company, thereby allowing the Company to direct a greater percentage of the Company's working capital towards investment in the development of proprietary new medical technologies and products.

        The Company could also seek to preserve its working capital by reducing selling, general, and administrative expenses in anticipation of the royalty income and other revenues that the Company anticipates will be generated upon the market introduction of the proprietary new cataract removal device and disposable instruments invented and developed by the Company's majority-owned subsidiary, Optex Ophthalmics, Inc. and exclusively licensed to Bausch & Lomb.

        The Solicitors are of the opinion that the current Board of Directors has been unwilling to recognize the nature of the current market and position the Company accordingly. The Solicitors believe that the addition of the Nominees to the Board of Directors will enable the Board of Directors to change course and vigorously pursue enhanced stockholder value.

                                  THE PROPOSALS

        The Solicitors are seeking written consents from the holders of shares of Stock to elect the Nominees and adopt the other Proposals and to take the following actions without a stockholders meeting, as permitted by the DGCL. The effectiveness of each of the Proposals is subject to, and conditioned upon, the adoption of each of the other Proposals by the holders of record, as of the close of business on the Record Date, of a majority of the voting power of the shares of Stock then outstanding. If, however, the By-Laws Proposal is not so adopted, the Solicitors reserve the right to waive this condition, but only with respect to the By-Laws Proposal.

Board Removal Proposal

        This proposal would remove each of the current members of the Board of Directors other than the Remaining Directors (as defined below) and the persons elected pursuant to this consent. The text of the resolution is as follows:

        RESOLVED, that (1) each current member of the Board of Directors of the Company, other than Steve H. Kanzer and Yuichi Iwaki (those current members, the "Remaining Directors"), and (2) any other person or persons (other than the persons elected pursuant to this consent) elected or appointed to the Board of Directors of the Company prior to the effective time of this resolution, in addition to or in lieu of any of such current members (including any persons elected or appointed in lieu of the Remaining Directors) to fill any newly created directorship or vacancy on the Board of Directors of the Company, or otherwise, is hereby removed and the office of each such member of the Board of Directors of the Company is hereby declared vacant.

        Delaware law provides that directors of the Company may be removed, with or without cause, by the holders of a majority of the shares of stock then entitled to vote at an election of the directors. This Proposal would remove all of the current directors (other than the Remaining Directors) so that the Nominees, if elected, along with the Remaining Directors, would constitute all of the members of the Board of Directors.

Director Election Proposal

        This proposal would elect A. Joseph Rudick and Frederic P. Zotos as directors of the Company. The text of the resolution is as follows:

          RESOLVED, that A. Joseph Rudick and Frederic P. Zotos are hereby elected as directors of the Company, to serve until their respective successors are duly elected and qualified.

        The Solicitors seek to replace the current Board of Directors other than the Remaining Directors with the Nominees. If elected, the Nominees would be responsible for managing the business and affairs of the Company. The Nominees understand that, as directors of the Company, each of them has an obligation under Delaware law to the scrupulous observance of his duty of care and duty of loyalty to the Company and its stockholders. The Solicitors propose that the Nominees named above, once elected, serve until the next annual meeting of the stockholders and until their successors have been duly elected and qualified. Each of the Nominees has consented to serve as a director of the Company if elected. See "Certain Information Regarding the Solicitors and the Nominees" for more information about the Nominees.

Board Size Proposal

        This proposal would amend Section 3.02 of the By-Laws to set at five the number of members of the Board of Directors. The text of the resolution amending the By-Laws is set forth below.

        RESOLVED,  that the  stockholders  hereby  amend the first  sentence  of
        Section 3.02 of the By-Laws to read as follows: "The Board shall consist of five members."

        The By-Laws currently provide that "[t]he Board shall consist of one or more members, the number of which shall be one until changed thereafter from time to time by resolution of the Board." The Board Size Proposal would set at five the number of directors on the Board of Directors.

By-Laws Proposal

        This proposal would repeal each provision of any amendment to the By-Laws adopted subsequent to January 12, 1999, and prior to the effectiveness of the Proposals, other than the amendment to the By-Laws contemplated by this Consent Statement. This proposal is designed to prevent the existing Board of Directors from taking actions to amend the By-Laws to prevent the stockholders from accomplishing the objectives described in this Consent Statement. The text of the resolution is set forth below.

        RESOLVED, that all By-Laws adopted subsequent to January 12, 1999, and prior to the effectiveness of this resolution (other than those specifically adopted pursuant to the consent solicitation undertaken by Steve H. Kanzer, A. Joseph Rudick, and Frederic P. Zotos) are null and void and of no force and effect.

        Section 109 of the DGCL provides that "the power to adopt, amend or repeal bylaws shall be in the stockholders entitled to vote ...; provided, however, any corporation may, in its certificate of incorporation, confer the power to adopt,  amend or repeal bylaws upon the  directors  .... The fact that such power has been so conferred upon the directors ... shall not divest the stockholders ... of the power, nor limit their power to adopt, amend or repeal bylaws." The Solicitors believe that such an unequivocal statement makes it clear that the stockholders of the Company have the power under Delaware law to repeal By-Laws as provided by the By-Laws Proposal, whether or not the By-Laws so amended or repealed are known to the stockholders. To the knowledge of the Solicitors, the Delaware courts have not addressed the validity of a proposal in the form of the By-Laws Proposal. Based upon a review of the By-Laws on file with the Securities and Exchange Commission (the "Commission") as of January 12, 1999, the Solicitors do not believe that the invalidity of this proposal would have an adverse effect on the stockholders or this consent solicitation. Upon effectiveness of this proposal, all By-Laws adopted subsequent to January 12, 1999, whether they could be considered as beneficial or detrimental to the stockholders, will be repealed. If prior to the effectiveness of the Proposals the Board of Directors adopts any material amendments to the By-Laws that are relevant to the Proposals, the Solicitors may forward additional solicitation materials to the Company's stockholders regarding those actions.

          CERTAIN INFORMATION REGARDING THE SOLICITORS AND THE NOMINEES

        Set forth below are the name, age, present principal occupation and employment history of each of the Nominees for at least the past five years. The information regarding each Nominee has been furnished to the Solicitors by that Nominee. Each of the Nominees has consented to serve as a director of the Company, and is at least 18 years of age.

        A. Joseph Rudick, M.D., age 41 and a citizen of the United States, is a founder of the Company and two of its majority-owned subsidiaries, Optex Ophthalmics, Inc. ("Optex") and Channel Therapeutics, Inc. ("Channel"). Dr. Rudick is a member of the board of directors of Optex and Channel. Dr. Rudick served as a business consultant to the Company from January 1997 until November 1998. From November 1994 until December 1998, Dr. Rudick was a Vice President of Paramount Capital, Inc. ("Paramount"), an investment banking firm specializing in medical technology and a previous placement agent and financial advisor to the Company. Since 1988, Dr. Rudick has been a Partner of Associate Ophthalmologists P.C., a private ophthalmology practice located in New York. Since 1993, Dr. Rudick has served as a director of Healthdesk Corporation, a public medical informatics company. Dr. Rudick earned a B.A. in Chemistry from Williams College in 1979 and an M.D. from the University of Pennsylvania in 1983.

        Frederic P. Zotos, Esq., age 33 and a citizen of the United States, is an independent patent attorney and technology licensing consultant. From December 1996 until September 1998, Mr. Zotos was Assistant to the President and Patent Counsel of Competitive Technologies, Inc., a public technology licensing agency located in Fairfield, Connecticut. From July 1994 until November 1996, Mr. Zotos was a General Associate of Pepe & Hazard, a private intellectual property and corporate law firm located in Hartford, Connecticut. Mr. Zotos is Co-Chair of the Fairfield-Westchester Chapter of the Licensing Executive Society ("LES") and a member of the Valuation and Taxation Committee of LES. Mr. Zotos is a registered patent attorney with the United States Patent and Trademark Office. Mr. Zotos earned a B.S. in Mechanical Engineering from Northeastern
University in 1987 and a joint J.D. and M.B.A. degree from Northeastern University in 1993.

        Set forth below are the name, age, present principal occupation and employment history for at least the past five years of the one Solicitor who is not a Nominee.

        Steve H. Kanzer, C.P.A., Esq, age 34 and a citizen of the United States, has served as a director of the Company since its inception in 1993. Since December 1997, Mr. Kanzer has been President, Chief Executive Officer and member of the board of directors of the Institute for Drug Research, Inc., a private

350-employee pharmaceutical research and development company with offices in Budapest, Hungary, and New York. From 1992 until December 1998, Mr. Kanzer was a founder and Senior Managing Director of Paramount and Senior Managing Director and Head of Venture Capital of Paramount Capital Investments, LLC, a biotechnology and biopharmaceutical venture capital and merchant banking firm that is associated with Paramount. Mr. Kanzer is a founder and Chairman of the Board of Discovery Laboratories, Inc. and a member of the board of directors of Endorex Corp., two publicly-traded pharmaceutical research and development companies. From 1993 until June 1998, Mr. Kanzer was a founder and a member of the board of directors of Boston Life Sciences, Inc., a publicly-traded pharmaceutical research and development company. Mr. Kanzer is also a founder and member of the board of directors and has been a Chairman and Interim President of several private pharmaceutical research and development companies. Prior to joining Paramount, Mr. Kanzer was an attorney associated with Skadden, Arps, Slate, Meagher & Flom LLP in New York from September 1988 to October 1991. Mr. Kanzer received his J.D. from New York University School of Law in 1988 and a B.B.A. in Accounting from Baruch College in 1985.

Certain Relationships

        A. Joseph Rudick, M.D. is a founder and serves as a member of the board of directors of two of the Company's majority owned subsidiaries, Optex Ophthalmics, Inc. ("Optex") and Channel Therapeutics, Inc. ("Channel"). In connection with the establishment of such companies, Dr. Rudick received 30,000 shares of Optex stock and 40,000 shares of Channel stock. In 1996, the Company issued to Dr. Rudick 30,000 shares of Common Stock in exchange for the 40,000 shares of Channel held by Dr. Rudick; in 1998, Dr. Rudick sold those shares of Common Stock on the open market. From January 1996 until November 1998, Dr. Rudick was a business consultant to the Company pursuant to a Consulting Agreement entered into between Dr. Rudick and the Company under the terms of which Dr. Rudick received $2,500 per month. From 1995 until December 1998, Dr. Rudick was a Vice President of Paramount.

        Prior to a private financing consummated in September 1995, the Company's operations had been financed primarily through loans provided by Lindsay A. Rosenwald, M.D., a principal stockholder and former director of the Company, and VentureTek, L.P. ("VentureTek"), a principal stockholder of the Company. The principal amount of such loans that had been advanced during the period from July 25, 1993 to June 30, 1995, together with the interest thereon through June 30, 1995, was $1,085,027 to Dr. Rosenwald and $1,357,277 to VentureTek, L.P. (such indebtedness, including accrued interest through June 30, 1995, is collectively referred to as the "Stockholder Loans"). On December 31, 1995, Stockholder Loans aggregating $2,442,304 in principal and interest were converted into an aggregate of 785,234 shares of the Company's Common Stock.

        In addition to the Stockholder Loans, VentureTek provided a loan to the Company in July 1995 in an aggregate principal amount of $125,000, bearing interest at the rate of 10% annually. This loan, together with $115,011 interest accrued on such loan and on the Stockholder Loans (from July 1, 1995 until the conversion thereof into shares of Common Stock), was repaid on January 15, 1996, from the proceeds of the Company's initial public offering.

        Joseph Stevens & Co., Inc. ("Joseph Stevens"), a principal stockholder of the Company, was the underwriter in the Company's initial public offering. In connection with the initial public offering, Joseph Stevens and the Company entered into an Underwriting Agreement. In connection with a bridge financing that occurred shortly before the initial public offering, Joseph Stevens acted as placement agent and received fees and expenses totaling $195,000. In addition, the Company granted Joseph Stevens, for nominal consideration, a warrant (the "Joseph Stevens Warrant") exercisable for 165,000 units (each, a "Unit"), the security issued by the Company in its initial public offering, each Unit consisting of one share of Common Stock and a redeemable warrant exercisable for one share of Common Stock. The Joseph Stevens Warrant is exercisable until December 13, 2000 at an exercise price of $6.60 per Unit. In addition, the Company and Joseph Stevens entered into a Financial Advisory and Consulting Agreement and related Indemnity Agreement pursuant to which the Company paid Joseph Stevens a monthly consulting fee of $2,000 (which obligation terminated on December 18, 1997) and agreed to pay Joseph Stevens additional consideration in the event Joseph Stevens assists the Company in connection with certain financing or strategic transactions.

        On April 15, 1996 the Company entered into a letter agreement with Paramount. Dr. Rosenwald is the President, Chairman and sole stockholder of Paramount, and employs Michael Weiss, Esq., the Secretary of the Company. Pursuant to such letter agreement, Paramount agreed to render financial advisory services to the Company and the Company agreed to compensate Paramount for such services by paying Paramount a retainer of $5,000 per month, issuing a warrant to Paramount's designee to purchase 25,000 shares of the Company's Common Stock at an exercise price of $10.00 per share and paying Paramount additional consideration in the event Paramount assisted the Company in connection with certain financing or strategic transactions. Pursuant to the terms of the letter agreement, (1) upon the renewal of the term of the letter agreement, the Company issued a warrant to Paramount's designee exercisable for 25,000 shares of the Company's Common Stock at an exercise price of $8.05 and (2) upon the consummation of a financing transaction, the Company paid $76,438 to Paramount and issued a warrant to Paramount's designee exercisable for 12,500 shares of the Company's Common Stock at an exercise price of $6.73 per share. The term of the letter agreement has expired. From February 1992 until December 1998, Mr. Kanzer, a director of the Company, was a Senior Managing Director of Paramount.

        On June 24, 1996, the Company, Paramount and a second financial advisor (Paramount and the second financial advisor are collectively referred to as the "Financial Advisor") entered into a Financial Services Agreement pursuant to which the Financial Advisor agreed to render financial advisory services. Pursuant to the agreement, the Company paid the Financial Advisor a $30,000 retainer and agreed to pay additional consideration in the event the Financial Advisor assisted the Company in connection with certain financing or strategic transactions. The term of this Financial Services Agreement has expired, although the Company may be obligated to pay fees to the Financial Advisor in the event certain financing or strategic transactions are consummated pursuant to the terms of the Financial Services Agreement.

        Effective February 26, 1997, the Company and Paramount entered into a letter of intent whereby Paramount agreed to act as placement agent for the Company in connection with the private placement of Series A Preferred (the "Private Placement"). Thereafter, the Company entered into an agreement (the "Placement Agreement") with Paramount, pursuant to which the Company agreed to pay Paramount, for its services, compensation in the form of (i) cash commissions equal to 9% of the gross proceeds from the sale of the Series A Preferred issued in the Private Placement and (ii) a non-accountable expense allowance equal to 4% of the gross proceeds from the sale of the Series A Preferred. In addition, upon the final closing date of the sale of the Series A Preferred, the Company sold to Paramount and/or its designees, for $0.001 per warrant, warrants exercisable for an aggregate of 123,720 shares of Series A Preferred, at an exercise price of $11.00 per share of Series A Preferred. Such warrants are exercisable for 10 years and contain certain antidilution provisions. Under the Placement Agreement, the Company has agreed to indemnify Paramount against certain liabilities, including liabilities under the Securities Act.

        In connection with the Private Placement, the Company has committed to enter into an advisory agreement (the "Placement Advisory Agreement") with Paramount pursuant to which Paramount will act as the Company's non-exclusive financial advisor. Such engagement provides that Paramount receive (i) a monthly retainer of $4,000 commencing June 1, 1997 (with a minimum engagement of 24 months), (ii) out-of-pocket expenses incurred in connection with services performed under the Placement Advisory

Agreement and (iii) standard success fees in the event Paramount assists the Company in connection with certain financing and strategic transactions. Paramount has agreed that, in the event it is entitled to compensation under the letter agreement dated April 15, 1996 or the Financial Services Agreement dated June 24, 1996, each described above, and the Placement Advisory Agreement, it will seek payment under only one of the agreements.

        Except as set forth in this Consent Statement, to the best knowledge of the Solicitors, none of the Solicitors or Nominees (i) owns beneficially, directly or indirectly any securities of the Company, (ii) owns beneficially, directly or indirectly any securities of any parent or subsidiary of the Company, (iii) owns any securities of the Company of record but not beneficially, (iv) has purchased or sold any securities of the Company within the past two years, (v) has incurred indebtedness for the purpose of acquiring or holding securities of the Company, (vi) is or has within the past year been a party to any contract, arrangement or understanding with respect to any securities of the Company, (vii) since the beginning of the Company's last fiscal year has been indebted to the Company or any of its subsidiaries in excess of $60,000 or (viii) has any arrangement or understanding with respect to future employment by the Company or with respect to any future transactions to which the Company or any of its affiliates will or may be a party. In addition, to the best knowledge of the Solicitors, except as set forth in this Consent Statement or in Annex A, since the beginning of the Company's last fiscal year, none of the Solicitors or Nominees has had or is to have a direct or indirect material interest in any transaction or proposed transaction with the Company in which the amount involved exceeds $60,000.

        Except as set forth in this Consent Statement, to the best knowledge of the Solicitors, none of the Nominees, since the beginning of the Company's last fiscal year, has been affiliated with (i) any entity that made or received, or during the Company's current fiscal year proposes to make or receive, payments to or from the Company or its subsidiaries for property or services in excess of 5% of either the Company's or such entity's consolidated gross revenues for its last full fiscal year, or (ii) any entity to which the Company or its subsidiaries was indebted at the end of the Company's last full fiscal year in an aggregate amount exceeding 5% of the Company's total consolidated assets at the end of such year. Except as set forth in this Consent Statement, none of the Nominees is or during the Company's last fiscal year has been affiliated with any law or investment banking firm that has performed or proposes to perform services for the Company.

        To the best knowledge of the Solicitors, except for Optex and Channel in the case of Dr. Rudick, none of the corporations or organizations in which each of the Nominees has conducted his principal occupation or employment was a parent, subsidiary or other affiliate of the Company, and no Nominee holds any position or office with the Company or has any family relationship with any executive officer or director of the Company or has been involved in any proceedings, legal or otherwise, of the type required to be disclosed by the rules governing this solicitation.

                        CERTAIN EFFECTS OF THE PROPOSALS

        Set forth below is a description of certain provisions of certain agreements to which the Company is a party which may be implicated as a result of the adoption of certain of the Proposals. This description is qualified in its entirety by reference to those agreements, which have been filed by the Company with the Commission. Other documents or arrangements applicable to the Company not available to or not reviewed by the Solicitors may affect the matters described below or may be affected by the matters contemplated by the Consent Statement.

Stock Options

        The Company's 1995 Stock Option Plan provides that "[t]he Plan Administrator shall have the discretion ... to (i) provide for the automatic acceleration of one or more outstanding options ... upon the occurrence of a Change in Control or (ii) condition any such option acceleration ... upon the subsequent Involuntary Termination of the Optionee's service within a specified period following the effective date of such Change in Control.

        "Change in Control" is defined in the Appendix of the 1995 Stock Option Plan to include the following:

        a change in the  composition  of the Board  over a period of  thirty-six
        (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause
        (A) who were still in office at the time the Board approved such election or nomination.

        Upon approval of the Proposals the Nominees will not constitute a majority of the Board. The remaining members of the current Board will have been members continuously during the past 36 consecutive months. Accordingly, it would appear that approval of the Proposals would not cause a Change of Control.


                              THE CONSENT PROCEDURE

        Section 228 of the DGCL states that, unless otherwise provided in a corporation's certificate of incorporation, any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice, and without a vote if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and those consents are delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. In the case of this consent solicitation, written, unrevoked consents of the holders of a majority of the outstanding shares of Stock as of the Record Date must be delivered to the Company as described above to effect the actions as to which consents are being solicited hereunder. Section 228 of the DGCL further provides that no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated consent delivered in the manner required by Section 228, written consents signed by a sufficient number of holders to take such action are delivered to the corporation in the manner required by Section 228.

        THE SOLICITORS CURRENTLY INTEND TO CEASE THE SOLICITATION OF CONSENTS ONCE THEY HAVE DETERMINED THAT VALID AND UNREVOKED CONSENTS REPRESENTING A MAJORITY OF THE VOTING POWER REPRESENTED BY ISSUED AND OUTSTANDING SHARES OF STOCK AS OF THE RECORD DATE HAVE BEEN OBTAINED AND TO DELIVER THOSE CONSENTS TO THE COMPANY IN THE MANNER REQUIRED BY SECTION 228 OF THE DGCL AS SOON AS PRACTICABLE THEREAFTER. WHEN THE PROPOSALS FOR WHICH CONSENTS ARE GIVEN BECOME EFFECTIVE, A STOCKHOLDER WILL BE UNABLE TO REVOKE HIS OR HER CONSENT.

        If the actions described herein are taken, the Company will as required by the DGCL promptly notify the stockholders who have not consented to the actions taken.

        Consents may only be executed by stockholders of record at the close of business on the Record Date. To the best knowledge of the Solicitors, as of January 12, 1999, there were outstanding 4,512,500 shares of Common Stock and 632,468 shares of Preferred Stock. Given that the Solicitors own in the aggregate shares accounting for less than 1% of the voting power of the Stock, consents of stockholders owning approximately 50% of the voting power of the outstanding shares of Stock other than those owned by the Solicitors on the Record Date are still required to adopt the Proposals. Since the Solicitors must receive consents from the holders of a majority of the voting power represented by the Company's outstanding shares in order for the Proposals to be adopted, a broker non-vote or direction to withhold authority to vote on the consent form will have the same effect as a "no" vote with respect to the Solicitors' solicitation.

Consent Form Special Instructions

        If you were a record holder as of the close of business on the Record Date, you may elect to consent to, withhold consent or abstain with respect to each Proposal by marking the "CONSENT," "WITHHOLD CONSENT," or "ABSTAIN" box, as applicable, underneath EACH such Proposal on the accompanying consent form and signing, dating and returning it promptly in the enclosed postage-paid envelope. The consent form will be voted in accordance with the stockholder's instruction on such consent form. As to the Proposals set forth herein, stockholders may consent to an individual Proposal or may withhold their consent by marking the proper box in the consent form. If the enclosed consent form is signed and returned and no direction is given, it will be voted in favor of all of the Proposals and if the consent form is signed and returned and not dated, it will be dated on or about the date it is received.

        IF ANY STOCKHOLDER WHO HAS EXECUTED AND RETURNED THE CONSENT FORM HAS FAILED TO CHECK A BOX MARKED "CONSENT," "WITHHOLD CONSENT," OR "ABSTAIN" FOR ANY OR ALL OF THE PROPOSALS, THAT STOCKHOLDER'S CONSENT CARD WILL BE VOTED IN FAVOR OF THAT PROPOSAL OR THOSE PROPOSALS.

        THE SOLICITORS RECOMMEND THAT YOU CONSENT TO EACH OF THE PROPOSALS. YOUR CONSENT IS IMPORTANT. PLEASE MARK, SIGN AND DATE THE ENCLOSED CONSENT FORM AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE TO THE ADDRESS SET FORTH UNDER "SUMMARY OF CONSENT PROCEDURE." FAILURE TO RETURN YOUR CONSENT WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT TO THE PROPOSALS.

        If your shares are held in the name of a brokerage firm, bank nominee or other institution, you should contact the person responsible for your account and give instructions for the consent form representing your shares to be marked, dated, signed and mailed. Only that institution can execute a consent form with respect to your shares held in the name of the institution and only upon receipt of specific instructions from you. The Solicitors urge you to confirm in writing your instructions to the person responsible for your account and to provide a copy of those instructions to A. Joseph Rudick at the address set forth under "Summary of Consent Procedure" so that the Solicitors are aware of all instructions given and can attempt to ensure that such instructions are followed.

        BROKER NON-VOTES, ABSTENTIONS OR FAILURE TO RETURN A SIGNED CONSENT WILL HAVE THE SAME EFFECT AS WITHHOLDING CONSENT TO THE PROPOSALS. THE SOLICITORS URGE EACH STOCKHOLDER TO ENSURE THAT THE RECORD HOLDER OF HIS OR

HER SHARES MARKS, SIGNS, DATES AND RETURNS THE ENCLOSED CONSENT AS SOON AS POSSIBLE.

     CERTAIN OTHER INFORMATION REGARDING THE COMPANY; STOCKHOLDER PROPOSALS

        Stockholders are referred to the Company's Proxy Statement for the Annual Meeting of Stockholders held on May 11, 1998 (the "1998 Proxy Statement") with respect to the compensation and remuneration paid and payable and other information related to the Company's officers and directors and to the beneficial ownership of the Company's securities. The 1998 Proxy Statement stated that the deadline for stockholders to submit proposals for inclusion in the Company's proxy statement for the 1999 Annual Meeting of Stockholders was expected to be December 12, 1998.

                                APPRAISAL RIGHTS

        Stockholders of the Company are not entitled to appraisal rights in connection with the adoption of the Proposals.

                    REVOCATION; COSTS OF CONSENT SOLICITATION

        A consent executed by a stockholder may be revoked at any time before its exercise by submitting (i) a written, dated revocation of such consent or
(ii) a later dated consent covering the same shares. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consent previously given is no longer effective and must be executed and delivered prior to the time that the action authorized by the executed consent is taken. The revocation may be delivered to A. Joseph Rudick, 150 Broadway, Suite 1100, New York, NY 10038. Although a revocation or later dated consent delivered only to the Company will be effective to revoke a previously executed consent, the Solicitors request that if a revocation or later dated consent is delivered to the Company, a photocopy of the revocation or later dated consent also be delivered to the A. Joseph Rudick at the address set forth above, so that the Solicitors are aware of that revocation.

        The purpose of the Proposals being made by the Solicitors in this Consent Statement is to advance the interests of all of the Company's stockholders. Therefore, the Solicitors believe that their expenses in connection with the consent solicitation should be reimbursed by the Company. The cost of the solicitation of consents to the Proposals will be initially borne by the Solicitors. The Solicitors intend to seek reimbursement of their expenses from the Company if the Nominees are elected to the Board of Directors. This request will not be submitted to a stockholder vote. Costs related to the solicitation of consents to the Proposals include expenditures for attorneys and postage and are expected to aggregate approximately $40,000. The actual costs and expenses could be materially different than the estimate set for above, and, in particular, could be substantially higher if for any reason litigation is instituted in connection with the matters related to this Consent Statement.

        YOUR CONSENT IS IMPORTANT. NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN, PLEASE CONSENT TO THE PROPOSALS BY MARKING, SIGN, DATING, AND MAILING THE ENCLOSED CONSENT FORM PROMPTLY.


                                                                 STEVE H. KANZER
                                                                A. JOSEPH RUDICK
                                                               FREDERIC P. ZOTOS

                                                                JANUARY 13, 1999

                                                                         ANNEX 1

                               SHARE OWNERSHIP OF
                          ATLANTIC PHARMACEUTICALS, INC.
                       AS REPORTED IN THE PROXY STATEMENT
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS OF
                          ATLANTIC PHARMACEUTICALS, INC.
                              HELD ON MAY 11, 1998


        The following table sets forth certain information with respect to the beneficial ownership of Common Stock as of March 16, 1998, by (1) all persons who were reported to be beneficial owners of 5% or more of Common Stock, (2) directors and certain executive officers of the Company and (c) all directors and executive officers as a group, as reported in the 1998 Proxy Statement.

        This information is qualified in its entirety by reference to the 1998 Proxy Statement. The Solicitors make no representations as to the accuracy of this information. Moreover, because changes in beneficial ownership may have occurred since the effective dates of the filings cited below, this information, even if accurate as of the time of filing, may no longer be valid.

                                              NUMBER OF  PERCENT OF TOTAL SHARES
NAME AND ADDRESS                                SHARES          OUTSTANDING(1)

Lindsay A. Rosenwald, M.D.(2) .....................  445,462        13.30%
  787 7th Avenue
  New York, NY 10019

VentureTek, L.P.(3) ................................ 438,493         12.94%
  39 Broadway
  New York, NY 10006

Joseph Stevens & Co. Inc.(4) ....................... 330,000          9.74%
  33 Maiden Lane, 8th floor
  New York, NY 10038

Mellon Bank Corporation ............................ 280,000          8.27%
  One Mellon Bank Center
  Pittsburgh, PA 15258

Jon D. Lindjord(5).................................. 130,000          3.84%

Stephen R. Miller, M.D.(5)..........................  77,480          2.29%

John K.A. Prendergast, Ph.D.(6).....................  71,656          2.12%

Margaret A. Schalk(5)...............................  64,570          1.91%

Yuichi Iwaki, M.D., Ph.D.(5)........................  42,000          1.24%

Shimshon Mizrachi(5)................................  30,000             *

Robert A. Fildes, Ph.D.(5)..........................  10,000             *

Paul D. Rubin, M.D.(5)..............................  10,000             *

Steve H. Kanzer, Esq.(7)............................   4,121             *

All current executive officers and directors as a
  group (9 persons)(5-7)............................ 439,827           12.98%


------------------------

 *  Less than 1.0%

(1) Percentage of beneficial ownership is calculated assuming 3,387,751 shares of Common Stock were outstanding on March 16, 1998. Beneficial ownership is determined in accordance with the rules of the Commission and includes voting and investment power with respect to shares of Common Stock.

(2) Includes 570 shares owned by Dr. Rosenwald's wife and trusts in favor of his minor children. Dr. Rosenwald disclaims beneficial ownership of such shares. Does not include 86 shares collectively owned by Dr. Rosenwald's mother and two brothers, of which Dr. Rosenwald disclaims beneficial ownership. Includes 380 shares owned by two companies of which Dr. Rosenwald is the sole stockholder. Includes 100,068 shares of Common Stock into which shares of Series A Preferred may be converted upon exercise of a warrant, exercisable within 60 days of March 16, 1998, for 47,202 shares of Series A Preferred.

(3) The general partner of VentureTek, L.P. is Mr. C. David Selengut. Mr. Selengut may be considered a beneficial owner of the shares owned by VentureTek, L.P. by virtue of his authority as general partner to vote and/or dispose of such shares. VentureTek, L.P. is a limited partnership, the limited partners of which include Dr. Rosenwald's wife, children, sisters of Dr. Rosenwald's wife and their husbands and children. Dr. Rosenwald disclaims beneficial ownership of such shares.

(4) Represents shares of Common Stock underlying a warrant, exercisable within 60 days of March 16, 1998, for shares of Common Stock and securities convertible into Common Stock.

(5)     Represents options exercisable within 60 days of March 16, 1998.

(6) Includes 53 shares of Common Stock held in trust for the benefit of the children of Dr. Prendergast. Dr. Prendergast disclaims beneficial ownership of such shares. Includes 34,000 shares of Common Stock underlying options exercisable within 60 days of March 16, 1998. Includes 37,500 shares of Common Stock underlying a warrant exercisable within 60 days of March 16, 1998.

(7) Includes 4,000 shares underlying options exercisable within 60 days of March 16, 1998.

PRELIMINARY COPY --                                                      ANNEX 2
SUBJECT TO COMPLETION

                          ATLANTIC PHARMACEUTICALS, INC.

               CONSENT OF STOCKHOLDER TO ACTION WITHOUT A MEETING


                          THIS CONSENT IS SOLICITED BY
                       STEVE H. KANZER, A. JOSEPH RUDICK,
                    AND FREDERIC P. ZOTOS (THE "SOLICITORS")


        Unless otherwise indicated below, the undersigned, a stockholder on January 13, 1999 (the "Record Date"), of Atlantic Pharmaceuticals, Inc. (the "Company"), hereby consents, pursuant to Section 228 of the General Corporation Law of the State of Delaware, with respect to all shares of Common Stock, par value $0.001 per share, of the Company (the "Common Stock") and Series A Convertible Preferred Stock, par value $0.001 per share, of the Company (the "Preferred Stock," and together with the Common Stock, the "Stock"), held by the undersigned, to each of the following actions without a meeting, without prior notice and without a vote.


        THE SOLICITORS STRONGLY RECOMMEND THAT YOU CONSENT TO THE
FOLLOWING RESOLUTIONS.


        1. RESOLVED, that (1) each current member of the Board of Directors of the Company, other than Steve H. Kanzer and Yuichi Iwaki (those current members, the "Remaining Directors"), and (2) any other person or persons (other than the persons elected pursuant to this consent) elected or appointed to the Board of Directors of the Company prior to the effective time of this resolution, in addition to or in lieu of any of such current members (including any persons elected or appointed in lieu of the Remaining Directors) to fill any newly created directorship or vacancy on the Board of Directors of the Company, or otherwise, is hereby removed and the office of each such member of the Board of Directors is hereby declared vacant.

        |_|   CONSENT         |_|   WITHHOLD CONSENT        |_|   ABSTAIN

        2. RESOLVED, that A. Joseph Rudick and Frederic P. Zotos are hereby elected as directors of the Company, to serve until their respective successors are duly elected and qualified.

        |_|   CONSENT         |_|   WITHHOLD CONSENT        |_|   ABSTAIN


        3. RESOLVED,  that the  stockholders  hereby amend the first sentence of
Section 3.02 of the By-Laws to read as follows: "The Board of Directors shall consist of five members."

        |_|   CONSENT         |_|   WITHHOLD CONSENT        |_|   ABSTAIN

        4. RESOLVED, that all By-Laws adopted subsequent to January 12, 1999, and prior to the effectiveness of this resolution (other than those specifically adopted pursuant to the consent solicitation undertaken by A. Steve H. Kanzer,
A. Joseph Rudick, and Frederic P. Zotos) are null and void and of no force and effect.

        |_|   CONSENT         |_|   WITHHOLD CONSENT        |_|   ABSTAIN

        To consent, withhold consent or abstain from consenting to the Proposals set forth above, check the appropriate boxes above. If no box is marked above with respect to any Proposal, the undersigned will be deemed to have consented to that Proposal.

--------------------------------------------------------------------------------
ONLY COMPLETE THIS BOX IF YOU WISH THIS CONSENT TO APPLY TO FEWER THAN ALL SHARES YOU OWN OF RECORD. Please contact the Solicitors if you are unsure of the number of shares you hold.

--------------------------------             -----------------------------------
No. shares of Common Stock voted             No. shares of Preferred Stock voted

--------------------------------------------------------------------------------


                       Dated:______________________, 1999


                      -----------------------------------
                                  (Signature)

                      -----------------------------------
                      (Title or authority, if applicable)


                      -----------------------------------
                         (Signature if held jointly)


PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS CONSENT. If the shares are registered in more than one name, the signature of each person in whose name the shares are registered is required. A corporation should sign in its full corporate name, with a duly authorized officer signing on behalf of the corporation and stating his or her title. Trustees, guardians, executors, and administrators should sign in their official capacity, giving their full title as such. A partnership should sign in its partnership name, with an authorized person signing on behalf of the partnership. This Consent serves to vote all shares to which the signatory is entitled.

PLEASE DATE, SIGN AND MAIL THE CONSENT PROMPTLY, USING THE ENCLOSED
ENVELOPE.



                                        2